Exhibit 99.1

FOR IMMEDIATE RELEASE

Henry Schein Announces Leadership Transitions

Company to Create the Henry Schein Leadership Team to Replace its Executive Management Committee

Three Executives to Become Senior Advisors Effective October 31, 2026

MELVILLE, N.Y., July 30, 2026 – Henry Schein, Inc. (Nasdaq: HSIC) announced today that it is creating the Henry Schein Leadership Team (HSLT) to replace its Executive Management Committee. The Company will also integrate its global supply chain organization with its global distribution group. The new leadership structure will continue to develop the Company’s strategic priorities, accelerate its execution, and enhance enterprise collaboration.

“I am pleased to announce a new leadership structure at Henry Schein that reflects an important evolution of our organization designed to help Henry Schein become simpler, prioritize and make decisions faster, better execute on our priorities, and become an even more customer-centric organization,” said Fred Lowery, the Company’s Chief Executive Officer.

“By bringing our supply chain teams closer to the customers served by our distribution businesses and enabling direct management of our corporate functions, these changes will further expedite prioritization, accelerate decision making, and advance efforts to simplify our operating model. Taken together, these changes will continue helping improve our Company and position Henry Schein for even greater success,” Mr. Lowery continued.

In addition, Michael S. Ettinger, the Company’s Executive Vice President and Chief Operating Officer, Mark E. Mlotek, the Company’s Executive Vice President and Chief Strategy Officer, and James (“Jim”) Mullins, the Company’s Senior Vice President, Global Supply Chain, will transition out of their roles effective October 30, 2026. Mr. Ettinger, Mr. Mlotek, and Mr. Mullins will continue in their roles until October 30th, and thereafter will remain as Senior Advisors to the Company.

“Over their decades with Henry Schein, the wide-ranging impact made by Michael, Mark, and Jim upon our Company, the healthcare industry, and patient health globally is impossible to quantify,” said Mr. Lowery. “Through his strategic vision and forging of partnerships over 30+ years, Mark played an integral role in growing Henry Schein from a small, privately-held mostly dental mail-order company into a multi-billion dollar public company that is the world’s largest provider of health care products, services, and technology platforms to office-based health care professionals. Similarly, I want to recognize Michael and Jim for helping build Henry Schein’s global corporate, legal, and supply chain infrastructure and, together, developing a world class team that today stands as a true competitive advantage. In their new senior advisory roles, we are fortunate to continue benefiting from their invaluable experience, insights, and strategic guidance as we execute our strategy and position the Company for continued success,” Mr. Lowery said.

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747	1

William K. (“Dan”) Daniel, Chairman of the Board of Directors for Henry Schein, observed that “Henry Schein owes a debt of gratitude to Michael, Mark, and Jim for the significant impact of their contributions to Henry Schein’s growth across more than 100 years of combined experience with the Company, during which they have each served as pillars for the organization whose unique vision, dedication, and authentic reflection of Henry Schein’s values helped to create the tremendous platform upon which we continue to build.”

Commenting on Mark’s 30 years of service on the Board of Directors and Michael’s decades of work as the liaison to the Board and Corporate Secretary, Philip A. Laskawy, Director and Former Lead Director of the Board of Directors from 2012 through May 2026, shared that “their outstanding judgment, strategic perspective, and unwavering dedication have made an extraordinary impact upon Henry Schein. It was a privilege to serve alongside Mark on the Board, and we are deeply grateful to Mark and Michael for their enduring contributions to our Board, the Company’s leadership team, and our stakeholders.”

Mr. Lowery sent out a letter this morning to all Team Schein Members where he wrote: “Each of Michael, Mark, and Jim fully embody the best of our Team Schein Values, and have poured love, passion, and joy into their every initiative and interaction. I am particularly grateful to Michael and Mark for their instrumental support in my own onboarding process. On behalf of Team Schein, we thank Michael, Mark, and Jim for their exceptional leadership, partnership, and immeasurable contributions over the years.”

About Henry Schein, Inc.

Henry Schein, Inc. (Nasdaq: HSIC) is a products, services, and technology platforms company for healthcare customers. With more than 25,000 Team Schein Members worldwide, the Company’s network of trusted advisors provides more than 1 million customers globally with more than 300 valued solutions that help improve operational success and clinical outcomes. Our Business, Clinical, Technology, and Supply Chain solutions help office-based dental and medical practitioners work more efficiently so they can provide quality care more effectively. These solutions also support dental laboratories, government and institutional health care clinics, as well as other alternate care sites.

Henry Schein operates through a centralized and automated distribution network, with a selection of more than 300,000 branded products and Henry Schein corporate brand products in our distribution centers.

A FORTUNE 500 Company and a member of the S&P 500® index, Henry Schein is headquartered in Melville, N.Y., and has operations or affiliates in 34 countries and territories. The Company’s sales reached $13.2 billion in 2025, and have grown at a compound annual rate of approximately 11.0 percent since Henry Schein became a public company in 1995.

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747	2

For more information, visit Henry Schein at www.henryschein.com.

Cautionary Note Regarding Forward-Looking Statements

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

These statements are generally identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate,” “to be,” “to make” or other comparable terms. A fuller discussion of our operations, financial condition and status of litigation matters, including factors that may affect our business and future prospects, is contained in documents we have filed with the United States Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K, and will be contained in all subsequent periodic filings we make with the SEC. These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.

Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: our dependence on third parties for the manufacture and supply of our products and where we manufacture products, our dependence on third parties for raw materials or purchased components; risks relating to the achievement of our strategic growth objectives, including anticipated results of restructuring and value creation initiatives; risks related to the Strategic Partnership Agreement with KKR Hawaii Aggregator L.P. entered into in January 2025; transitions in senior company leadership (including, without limitation, the transition to our new Chief Executive Officer); our ability to develop or acquire and maintain and protect new products (particularly technology and specialty products) and services and utilize new technologies that achieve market acceptance with acceptable margins; transitional challenges associated with acquisitions and joint ventures, including the failure to achieve anticipated synergies/benefits, as well as significant demands on our operations, information systems, legal, regulatory, compliance, financial and human resources functions in connection with acquisitions, dispositions and joint ventures; certain provisions in our governing documents that may discourage third-party acquisitions of us; adverse changes in supplier rebates or other purchasing incentives; risks related to the sale of corporate brand products; risks related to activist investors; security risks associated with our information systems and technology products and services, such as cyberattacks or other privacy or data security breaches (including the October 2023 incident); effects of a highly competitive (including, without limitation, competition from third-party online commerce sites) and consolidating market; political, economic, and regulatory influences on the health care industry; risks from expansion of customer purchasing power and multi-tiered costing structures; increases in shipping costs for our products or other service issues with our third-party shippers, and increases in fuel and energy costs; changes in laws and policies governing manufacturing, development and investment in territories and countries where we do business; general global and domestic macro-economic and political conditions, including inflation, deflation, recession, unemployment (and corresponding increase in under-insured populations), consumer confidence, sovereign debt levels, fluctuations in energy pricing and the value of the U.S. dollar as compared to foreign currencies and changes to other economic indicators; failure to comply with existing and future regulatory requirements, including relating to health care; risks associated with the EU Medical Device Regulation; failure to comply with laws and regulations relating to health care fraud or other laws and regulations; failure to comply with laws and regulations relating to the collection, storage and processing of sensitive personal information or standards in electronic health records or transmissions; changes in tax legislation, changes in tax rates and availability of certain tax deductions; risks related to product liability, intellectual property and other claims; risks associated with customs policies or legislative import restrictions; risks associated with disease outbreaks, epidemics, pandemics (such as the COVID-19 pandemic), or similar wide-spread public health concerns and other natural or man-made disasters; risks associated with our global operations; the threat or outbreak of war (including, without limitation, geopolitical wars), terrorism or public unrest (including, without limitation, the wars in Ukraine and Iran, the Israel-Gaza war and other unrest and threats in the Middle East and the possibility of a wider European or global conflict); changes to laws and policies governing foreign trade, tariffs and sanctions or greater restrictions on imports and exports, including changes to international trade agreements and the current imposition of (and the potential for additional) tariffs by the U.S. on numerous countries and retaliatory tariffs; supply chain disruption; litigation risks; new or unanticipated litigation developments and the status of litigation matters; our dependence on our senior management, employee hiring and retention, increases in labor costs or health care costs, and our relationships with customers, suppliers and manufacturers; and disruptions in financial markets. The order in which these factors appear should not be construed to indicate their relative importance or priority.

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747	3

We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict. Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. We undertake no duty and have no obligation to update forward-looking statements except as required by law.

CONTACTS:  Investors

Ronald N. South

Senior Vice President and Chief Financial Officer

ronald.south@henryschein.com

(631) 843-5500

Graham Stanley

Vice President, Investor Relations and Strategic Financial Project Officer

graham.stanley@henryschein.com

(631) 843-5500

Media

Tim Vassilakos

Vice President, Global Corporate Communications

timothy.vassilakos@henryschein.com

(516) 510-0926

Henry Schein, Inc. • 135 Duryea Road • Melville, New York 11747	4